Exhibit 99.1

iParty Corp. Reports Transactions with Amscan and Party City and Store Closures by Two of its Competitors

DEDHAM, Mass.—(BUSINESS WIRE)—August 7, 2006—iParty Corp. (AMEX: IPT - news), a party goods retailer that operates 50 iParty retail stores, today reported that it has entered into a five-year Supply Agreement with Amscan Inc. (“Amscan”), its largest supplier, and has also entered into a $2.45 million agreement with Party City Corporation (“Party City”) to buy a retail party goods store from Party City in Peabody, Massachusetts and receive a five-year non-compete agreement from Party City covering most of iParty’s core market in New England. iParty also announced that during the months of June and July 2006, two different competitors had closed a total of five retail stores that had previously competed with five different iParty store locations in New Hampshire and Massachusetts.

On August 7, 2006, iParty and its wholly-owned subsidiary, iParty Retail Stores Corp., entered into and simultaneously closed an Asset Purchase Agreement with Party City, an affiliate of Amscan, that provides for, among other things, the acquisition of a Party City retail party goods store in Peabody, Massachusetts, for aggregate consideration of $2,450,000, payable by a note in the principal amount of $600,000 and $1,850,000 in cash. The Agreement also provides that Party City and its affiliates will not compete with iParty in Massachusetts, Rhode Island, Maine, New Hampshire, Vermont, and Windsor and New London counties in Connecticut for a period of five years, subject to certain terms and conditions.

On August 7, 2006, iParty also entered into a Supply Agreement with Amscan, its largest supplier and the largest supplier in the party goods industry. The Supply Agreement gives iParty the right to receive certain additional rebates and more favorable pricing terms over the term of the Agreement than what is generally available to it under its current terms with Amscan, subject to iParty’s achievement of increased levels of purchases and other factors.  In exchange, the Supply Agreement obligates iParty to purchase increased levels of merchandise from Amscan until 2012. The Supply Agreement provides for a ramp-up period during 2006 and 2007 and, beginning with 2008, requires iParty to purchase, on an annual basis, merchandise equal to the total number of iParty stores open during such calendar year, multiplied by $180,000. The Supply Agreement also provides for Amscan to extend, until October 31, 2006, approximately $1,150,000 of certain currently due receivables owed by iParty to Amscan, and gives iParty the right, at its option, to convert these extended receivables into a three-year subordinated promissory note.  iParty currently intends to exercise its option to convert these extended receivables into a note in October 2006.

Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented, “Each of these transactions presents iParty with a significant opportunity. First, we are acquiring a high volume store from a competitor in the important Peabody, Massachusetts market where we don’t have a store. Secondly, in connection with this store acquisition, the nation’s largest chain of party supply superstores, Party City, has entered into a five-year non-compete agreement with us that covers most of our core New England region. Third, our Supply Agreement with Amscan, which extends to 2012, affords us the opportunity to realize better product margin and improved business terms with our largest supplier. These transactions with the largest supplier and the largest retailer in our industry are encouraging evidence of the respect that those in our industry have for iParty’s overall business performance and the strong market position that we have been able to achieve in our core New England area. We believe that both of these transactions are excellent business opportunities for iParty.”

Mr. Perisano further commented, “Finally, we are also encouraged by and happy to report that over the past two months two different competitors have closed a total of five retail stores that had previously competed with five different iParty store locations in New Hampshire and Massachusetts. We believe that these recent store closings further validate our overall business performance and strategy and present us with important opportunities to improve our market position and sales at our five nearby locations. We are evaluating and adjusting our operational and strategic plans accordingly.”

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer that operates 51 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com. iParty’s aim is to make throwing a successful event both stress-free and fun.  With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with an extensive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:  This release contains forward-looking statements that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections, including those about better business terms, future expectations of sales growth, improved gross margins, profitability, the ability to take advantage of business opportunities, and the industry and markets in which iParty operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty’s expectations or beliefs as of any date subsequent to the date of this press release.  Important factors that may affect future operating results include, but are not limited to, economic and other developments such as unseasonable weather, that affect consumer confidence or consumer spending patterns, particularly those impacting the New England region, where 45 of our 50 stores our located, and particularly during the Halloween season, which is our single most important season; intense competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; the failure of any of our systems, including, without limitation, our newly-installed point-of-sale system and our existing merchandise management system, the latter of which was developed by a vendor who is no longer in business and which we are considering replacing in 2007; the success or failure of our efforts to implement our business growth and marketing strategies; our inability to obtain additional financing, if required, on terms and conditions acceptable to us; rising oil and gas prices which impact prices of petroleum-based/plastic products, which are a key raw material in much of our merchandise, affect our freight costs and those of our suppliers, and affect consumer confidence and spending patterns; third-party suppliers’ failure to fulfill their obligations to us; the availability of retail store space on reasonable lease terms; compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the American Stock Exchange. For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” of iParty’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and iParty’s most recently filed Quarterly Report on Form 10-Q.

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Contact:
iParty Corp.
Patrick Farrell, 781-355-3717
pfarrell@iparty.com